Contacts:	Veronica Garza Investor Relations (512) 683-6873

National Instruments Reports Record Annual Revenue for 2008

Revenue Grows 11 Percent in 2008 to $821 Million, With Q4 2008 Revenue of $202 Million

AUSTIN, Texas - Jan. 29, 2009 - National Instruments (Nasdaq: NATI) reported quarterly revenue of $202 million. This is consistent with the preliminary results the company announced on Jan. 2. GAAP net income for Q4 2008 was $19.3 million with GAAP diluted earnings per share (EPS) of $0.25. Non-GAAP net income was $24.2 million with diluted EPS of $0.31. When comparing Q4 2008 GAAP and non-GAAP fully diluted EPS to Q4 2007, note that in Q4 2007 NI recognized an $18.3 million tax credit that had the impact of increasing the company’s GAAP and non-GAAP EPS by $0.23 in Q4 2007.

“The diversity of our customers, markets, and geographies enabled our field sales engineers to continue to find business in areas where investment is still flowing and allowed us to deliver another record year in 2008, turning in 11 percent revenue growth in a tough environment for the industry,” said James Truchard, NI president, co-founder and CEO. “I believe our strong financial position, solid business model, and long-term commitment to innovation and growth will allow us to expand our market position in test and industrial embedded applications.”

For 2008, revenue was $821 million, up 11 percent year-over-year in U.S. dollar terms. GAAP fully diluted EPS for 2008 was $1.07 with annual net income of $85 million. Non-GAAP fully diluted EPS for 2008 was $1.30 with annual non-GAAP net income of $103 million. Cash flow from operating activities was $122 million in 2008. The company's non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

In Q4 2008, NI virtual instrumentation and graphical system design products, which constitute the vast majority of the company’s product portfolio, achieved 2 percent year-over-year revenue growth. Sales of NI instrument control products, which now represent approximately 7 percent of NI revenue, were down 29 percent year-over-year in Q4 2008. NI instrument control products are the most economically sensitive portion of company revenue, and the company expects the revenue trend in instrument control to continue to deteriorate in Q1 2009. For the year, NI virtual instrumentation and graphical system design products saw 13 percent year-over-year revenue growth, and NI instrument control products were down 11 percent year-over-year.

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Geographically, revenue in U.S. dollar terms for Q4 2008 compared to Q4 2007 was up 4 percent in the Americas, down 2 percent in Europe and down 8 percent in Asia, equaling an overall revenue decline of 1 percent.  The company’s revenue growth in the Americas was helped by the fact that the U.S. economy weakened first, with the U.S. PMI averaging below 50 in Q4 2007. In local currency terms, revenue was down 5 percent in Europe and down 3 percent in Asia.

As of Dec. 31, 2008, the company had $236 million in net cash and short-term investments. During the Q4 2008, the company paid $9 million in dividends and repurchased 1,989,000 shares of its common stock at an average price of $22.86 per share. For the full year, the company paid $35 million in dividends and used $104 million to repurchase 5.2 percent of its common stock at an average price of $25.23 per share.  NI announced today that the board of directors approved an increase in the quarterly dividend to $0.12 per share. This dividend is payable on March 2, to shareholders of record on Feb. 9. In addition, the company announced that its Board of Directors has approved a new share repurchase plan that increases the number of shares the company is authorized to repurchase by 2.4 million to 3 million shares.

“We will continue our investments in R&D and our field sales force which have been critical in allowing us to gain market share,” said Alex Davern, NI CFO. “Given the current deep industrial recession, we plan to prudently manage expenses in other areas of the business and as a result we have reduced 2009 budgeted expenses by $30 million since our call on Jan. 2 are budgeting to reduce our total non-GAAP operating expenses by 3 percent in 2009.”

Q4 2008 Highlights
•	Quarterly revenue of $202 million, down 1 percent year-over-year
•	Net income of $19.3 million
•	Non-GAAP net income of $24.2 million
•	Record quarterly revenue for RF test modular instruments, software and NI CompactRIO products
•	Cash and short-term investments of $236 million
FY 2008 Highlights
•	Record annual revenue of $821 million, up 11 percent year-over-year
•	Annual net income of $85 million
•	Non-GAAP annual net income of $103 million
•	Record annual revenue for software, CompactRIO, data acquisition, machine vision, and PXI products
•	NI named to FORTUNE magazine’s 100 Best Companies to Work For list for 10th consecutive year
•	Cash flow from operating activities of $122 million

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Expanded Revenue Disclosure

In this news release, the company is separately disclosing its software maintenance revenue for the first time.  Future earnings releases and annual and quarterly SEC reports will include this expanded revenue disclosure. As part of this expanded disclosure, some technical support costs previously included in sales and marketing expenses are now accounted for as part of cost of goods sold. All prior year amounts have been reclassified to conform with this presentation.

In Q4 2008, product revenue was $187 million, down 4 percent from Q4 2007, and software maintenance revenue was $15 million, up 42 percent year-over-year. For the full year, product revenue was $765 million and software maintenance revenue was $55 million, which represents 9 percent and 42 percent year-over-year revenue growth, respectively.

Guidance for 2009

The volatility in the macroeconomic environment has created a great degree of uncertainty for the first half of 2009.  Given that macroeconomic conditions will be the most important variable in predicting our results in Q1, we have delayed giving quantitative revenue or earnings per share guidance until our business update call scheduled for March 5 when the company expects to have a clearer picture of the quarter.

Historically, National Instruments’ revenue has declined sequentially in Q1, and Q1 has been the lowest revenue and profit quarter of the year. The company expects these patterns to continue this year. Looking out to Q2 and beyond, NI expects to see its normal seasonal pattern start to reemerge and revenue and profit to improve sequentially in Q2.

On the expense side, the company will continue to be very prudent in managing expenses. NI plans to sustain its strategic investments in R&D and field sales, while significantly limiting expense growth elsewhere. Since our update call on Jan. 2, the company has reduced its spending plans for the full year of 2009 by an additional $30 million, to better position the company to deal with the extended economic uncertainty.  As a result, for the full year of 2009, the company is now budgeting for a 3 percent year-over-year reduction in non-GAAP operating expenses compared to a 14 percent increase in 2008.  For Q1 2009, NI is currently budgeting for a year-over-year increase of approximately 1 percent in total non-GAAP operating expenses.

National Instruments will hold a business update call on March 5 at 4.00 p.m. CT.

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Non-GAAP Earnings Presentation and Non-GAAP Earnings Guidance

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results that exclude certain charges. In this news release, the company has presented its results for 2008 and for Q4 2008 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP data to the data under GAAP.

Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company's performance relative to the company's long-term public performance goals, to allocate resources and, relative to the company's historical financial performance, to enable comparability between periods.  Management also considers such non-GAAP results to be an important supplemental measure of its performance.

Conference Call Information

Interested parties can listen to the Q4 2008 conference call today, Jan. 29, beginning at 4:00 p.m. CT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code #3658764, from Jan. 29 at 7:00 p.m. CT through Feb. 5 at midnight CT.

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to expanding our market position, expecting a continued deterioration in instrument control revenue in Q1 2009, planning to manage expenses and budget to reduce non-GAAP operating expenses by 3 percent, expecting historical revenue and profit patterns to continue this year, expected revenue and profit improvement in Q2, being prudent in managing expenses,  sustaining strategic investments in R&D and field sales while significantly limiting expense growth elsewhere, budgeting for 3 percent year-over-year reduction in non-GAAP expenses and for a year-over-year increase in total non-GAAP operating expenses. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy as a result of recent challenges in the global credit and equity markets, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 25,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 10 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past ten years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	229,400	194,839
Short-term investments	6,220	93,838
Accounts receivable, net	121,548	131,282
Inventories, net	107,358	82,675
Prepaid expenses and other current assets	45,716	27,815
Deferred income taxes, net	21,435	14,761
Total current assets	531,677	545,210

Long-term investments	10,500	-
Property and equipment, net	154,477	151,462
Goodwill, net	64,561	54,111
Intangible assets, net	41,915	40,357
Other long-term assets	29,461	27,672
Total assets	832,591	818,812

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	30,876	36,187
Accrued compensation	22,012	25,778
Deferred revenue	45,514	36,091
Accrued expenses and other liabilities	18,848	10,437
Other taxes payable	13,481	16,843
Total current liabilities	130,731	125,336

Deferred income taxes	25,157	21,221
Other long-term liabilities	12,265	11,169
Total liabilities	168,153	157,726

Stockholders' equity:
Preferred stock	-	-
Common stock	772	794
Additional paid-in capital	39,673	89,809
Retained earnings	613,510	563,418
Accumulated other comprehensive income	10,483	7,065
Total stockholders' equity	664,438	661,086
Total liabilities and stockholders' equity	832,591	818,812

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net revenue:
Products	$187,218	$194,310	$765,441	$701,589
Software maintenance	14,889	10,504	55,096	38,789
Total net revenue	202,107	204,814	820,537	740,378

Cost of revenue:
Cost of products	48,577	49,343	201,064	180,556
Cost of software maintenance	1,516	1,273	6,045	4,711
Total cost of revenue	50,093	50,616	207,109	185,267

Gross profit	152,014	154,198	613,428	555,111

Operating expenses:
Sales and marketing	76,771	71,299	307,409	264,060
Research and development	37,332	34,863	143,140	126,515
General and administrative	16,040	16,801	67,162	62,445
Total operating expenses	130,143	122,963	517,711	453,020

Operating income	21,871	31,235	95,717	102,091

Other income (expense):
Interest income	971	2,766	5,996	9,822
Net foreign exchange gain (loss)	(1,947)	1,045	(3,737)	1,672
Other income (expense), net	149	(19)	161	(158)

Income before income taxes	21,044	35,027	98,137	113,427

Provision for income taxes	1,726	(10,670)	13,310	6,394

Net income	$19,318	$45,697	$84,827	$107,033

Basic earnings per share	$0.25	$0.58	$1.08	$1.35
Diluted earnings per share	$0.25	$0.56	$1.07	$1.32

Weighted average shares outstanding -
Basic	78,110	79,460	78,567	79,468
Diluted	78,522	81,155	79,515	81,043

Dividends declared per share	$0.11	$0.10	$0.44	$0.34

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2008	2007
	(unaudited)
Cash flow from operating activities:
Net income	$84,827	$107,033
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	36,724	36,605
Loss on disposal of fixed assets	379	-
Stock-based compensation	19,854	17,754
Benefit from deferred income taxes	(4,475)	(16,954)
Tax benefit from stock option plans	(1,213)	(2,964)
Changes in operating assets and liabilities:
Accounts receivable	12,159	(14,047)
Inventories	(24,578)	(5,537)
Prepaid expenses and other assets	(10,340)	(12,330)
Accounts payable	(5,648)	4,186
Deferred revenue	9,423	13,883
Taxes and other liabilities	4,706	19,743
Net cash provided by operating activities	121,818	147,372

Cash flow from investing activities:
Capital expenditures	(25,771)	(24,864)
Capitalization of internally developed software	(9,487)	(8,263)
Additions to other intangibles	(3,010)	(6,447)
Acquisition, net of cash received	(17,310)	-
Purchases of short-term and long-term investments	(9,061)	(87,586)
Sales and maturities of short-term and long-term investments	86,179	143,938
Purchases of foreign currency option contracts	(2,784)	(2,242)
Net cash provided by investing activities	18,756	14,536

Cash flow from financing activities:
Proceeds from issuance of common stock	31,150	36,460
Repurchase of common stock	(103,641)	(79,728)
Dividends paid	(34,735)	(27,052)
Tax benefit from stock option plans	1,213	2,964
Net cash used in financing activities	(106,013)	(67,356)

Net change in cash and cash equivalents	34,561	94,552
Cash and cash equivalents at beginning of period	194,839	100,287
Cash and cash equivalents at end of period	$229,400	$194,839

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007
Stock-based compensation
Cost of sales	$253	$239	$1,063	$911
Sales and marketing	2,275	1,974	8,479	7,322
Research and development	1,961	1,762	7,121	6,435
General and administrative	733	763	3,084	2,866
Provision for income taxes	(1,013)	(1,117)	(4,601)	(3,839)
Total	$4,209	$3,621	$15,146	$13,695

Amortization of acquisition intangibles
Cost of sales	$862	$678	$3,587	$2,711
Sales and marketing	130	111	566	446
Research and development	-	9	14	34
General and administrative	-	-	-	-
Provision for income taxes	(281)	(183)	(1,127)	(871)
Total	$711	$615	$3,040	$2,320

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Gross profit, as reported	$152,014	$154,198	$613,428	$555,111
Stock-based compensation	253	239	1,063	911
Amortization of acquisition intangibles	862	678	3,587	2,711

Non-GAAP gross profit	$153,129	$155,115	$618,078	$558,733

Reconciliation of Operating Expense to Non-GAAP Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Operating expense, as reported	$130,143	$122,963	$517,711	$453,020
Stock-based compensation	4,969	4,499	18,684	16,623
Amortization of acquisition intangibles	130	120	580	480

Non-GAAP operating expenses	$125,044	$118,344	$498,447	$435,917

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Operating income, as reported	$21,871	$31,235	$95,717	$102,091
Stock-based compensation	5,222	4,738	19,747	17,534
Amortization of acquisition intangibles	992	798	4,167	3,191

Non-GAAP operating income	$28,085	$36,771	$119,631	$122,816

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Income before income taxes, as reported	$21,044	$35,027	$98,137	$113,427
Stock-based compensation	5,222	4,738	19,747	17,534
Amortization of acquisition intangibles	992	798	4,167	3,191

Non-GAAP income before income taxes	$27,258	$40,563	$122,051	$134,152

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Provision for income taxes, as reported	$1,726	$(10,670)	$13,310	$6,394
Stock-based compensation	1,013	1,117	4,601	3,839
Amortization of acquisition intangibles	281	183	1,127	871

Non-GAAP provision for income taxes	$3,020	$(9,370)	$19,038	$11,104

National Instruments Reports Record 2008 Revenue
Jan. 29, 2009

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Net income, as reported	$19,318	$45,697	$84,827	$107,033
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,209	3,621	15,146	13,695
Amortization of acquisition intangibles, net of tax effect	711	615	3,040	2,320

Non-GAAP net income	$24,238	$49,933	$103,013	$123,048

Basic EPS, as reported	$0.25	$0.58	$1.08	$1.35
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.05	$0.04	$0.19	$0.17
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.04	$0.03

Non-GAAP basic EPS	$0.31	$0.63	$1.31	$1.55

Diluted EPS, as reported	$0.25	$0.56	$1.07	$1.32
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.05	$0.05	$0.19	$0.17
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.04	$0.03

Non-GAAP diluted EPS	$0.31	$0.62	$1.30	$1.52

Weighted average shares outstanding -
Basic	78,110	79,460	78,567	79,468
Diluted	78,522	81,155	79,515	81,043

Reconciliation of GAAP operating expense forecasted percent increase to Non-GAAP operating expense forecasted percent increase

	Q1 2009	Year 2009
GAAP Operating expense forecast	1%	-2%
Stock-based compensation	11%	13%
Amortization of acquisition intangibles	-13%	0%

Non-GAAP Operating expense forecast	1%	-3%

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